UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM SB-2/A
                           Post Effective Amendment #1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           DOMAIN REGISTRATION, CORP.
               __________________________________________________
               (Exact name of registrant as specified in chapter)


           6767 West Tropicana Ave, Suite 207, Las Vegas, Nevada 89103
       __________________________________________________________________
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            TELEPHONE: (702)-248-1027


                  NEVADA                     7389             88-0409159
_____________________________        _________________       ___________________
(State or jurisdiction of            (Primary standard       (I.R.S. Employer
Incorporation or organization)          Industrial           Identification No.)
                                      Classification
                                       Code Number)


                           Savoy Financial Group, Inc.
                             6767 W. Tropicana Ave.
                                    Suite 207
                             Las Vegas, Nevada 89103
                                 (702) 248-1027
           _________________________________________________________
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Ronald J. Stauber, Esq.
                             Ronald J. Stauber, Inc.
                             1880 Century Park East
                                    Suite 300
                          Los Angeles, California 90067


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


         This Post-Effective Amendment Number 1 to the Registrant's Registration Statement on Form SB-2 originally filed on March 16, 2007 is being filed to deregister all of the shares of common stock owned by Felicia May Nielson (500,000 shares), Stuart Curtis Nielson (600,000 shares) and Vickie L. Andre (350,000 shares) previously registered for resale under this Registration Statement. These selling shareholders held prior to the offering a total of 1,450,000 shares of common stock of the 2,100,000 shares of common stock registered. None of the shares held by these three shareholders have been sold. A total of 650,000 shares of common stock remain unsold under the Registration Statement.



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


                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized the registration statement to be signed on May 7, 2007.




                                                   By: /s/ AMY HADLEY
                                                       _________________________
                                                           Amy Hadley



         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.




/s/ AMY HADLEY
    _________________________
    Amy Hadley                                             Dated: May 7, 2007
    President, Director



/s/ STUART CURTIS NILSON
    _________________________
    Stuart Curtis Nielson                                  Dated: May 7, 2007
    Secretary, Treasurer
    (Principal Accounting
    Officer) and Director



/s/ FELICIA MAY NILSON
    _________________________
    Felicia May Nielson                                    Dated: May 7, 2007
    Director




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